Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release AIG 175 Water Street New York, NY 10038 www.aig.com	Contacts: Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com Jennifer Hendricks Sullivan (Media): 212-770-3141; jennifer.sullivan@aig.com

AIG APPOINTS PETER ZAFFINO AS GLOBAL CHIEF OPERATING OFFICER

NEW YORK, July 5, 2017 – American International Group, Inc. (NYSE: AIG) announced today the appointment of Peter Zaffino as Executive Vice President, Global Chief Operating Officer effective August 1, 2017. Mr. Zaffino joins AIG after serving as Chief Executive Officer of Marsh LLC – a leading global insurance brokerage and risk management firm and subsidiary of Marsh & McLennan Companies, Inc. (MMC) – and as Chairman of the Risk and Insurance Services segment of MMC since 2015. He was also a member of MMC’s Executive Committee since 2008.

In his role at AIG, Mr. Zaffino will lead the day-to-day business of all country operations, including U.S. Commercial field operations and AIG’s Multinational organization, as well as Global Business Services, Administration and Communications. Working closely with the CEO and Executive Leadership Team, he will develop AIG’s long-term strategy and operating plan, and be responsible for executing the Commercial and Consumer strategies to achieve growth and profitability objectives.

Brian Duperreault, AIG’s President and Chief Executive Officer, said: “Peter is one of the most talented executives operating in the insurance industry. AIG’s field operations will benefit from Peter’s experience across all aspects of the business, most recently with one of the world’s largest brokers. Adding his deep insurance knowledge and expertise to the leadership team at AIG will accelerate our efforts to build and expand on this great franchise.”

Mr. Zaffino said: “I worked closely with Brian during his tenure at MMC. We are both driven to help our organizations achieve their greatest potential. This comes with a dedication to operational excellence and empowering those closest to our clients to create valuable risk solutions for customers wherever they are in the world. I look forward to joining the talented team at AIG and contributing to the success of the company’s next chapter.”

Mr. Zaffino has over 25 years of experience in the insurance and reinsurance industry. Prior to being named Marsh CEO in 2011, he was President and CEO of Guy Carpenter & Company, LLC, a leading global risk and reinsurance specialist and a subsidiary of MMC, having previously held a number of senior

FOR IMMEDIATE RELEASE

roles at the firm. Prior to joining Guy Carpenter in 2001, he held several senior positions, including serving in an executive role with a GE Capital portfolio company. Mr. Zaffino earned a BA in economics from Boston College and an MBA in finance from New York University’s Leonard N. Stern School of Business.

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Certain statements in this press release constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results contemplated by these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

American International Group, Inc. (AIG) is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, and other financial services to customers in more than 80 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG’s core businesses include Commercial Insurance and Consumer Insurance, as well as Other Operations. Commercial Insurance comprises two modules – Liability and Financial Lines, and Property and Special Risks. Consumer Insurance comprises four modules – Individual Retirement, Group Retirement, Life Insurance and Personal Insurance. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance | LinkedIn: http://www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.